UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2006

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2006 Tier Technologies, Inc. (the "Company"), communicated the approval of the fiscal year 2006 Discretionary Incentive Compensation Plan (the "Plan") to six executive officers and 50 other key employees. Executive Officers who are participants in the Plan include: Steven M. Beckerman, Senior Vice President—Government Business Process Outsourcing; Michael A. Lawler, Senior Vice President—Electronic Payment Processing; Deanne M. Tully, Vice President General Counsel and Secretary; Todd F. Vucovich, Senior Vice President—Packaged Software and Systems Integration; Stephen V. Wade—Business Development; and T. Jack Williams, Senior Vice President—Strategic Programs. The potential aggregate payout under the Plan ranges from $100,000 to $300,000.

In order for any payouts to be made under the Plan, the Company must attain a specific minimum net income target (adjusted for one-time charges) during the fiscal year ending September 30, 2006. Once this minimum threshold level is met, participants are eligible to receive payouts ranging from 1.25% to 3.75% of their base salary. The specific level that participants receive is dependent upon: 1) the Company’s attainment of specified net income targets (adjusted for one-time charges), during fiscal 2006; and 2) the contribution of the individual employee’s operating unit toward achievement of the adjusted net income targets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

August 25, 2006	By:	David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer